UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:  April 8, 2011

INTEGRATED FREIGHT CORPORATION
 (Exact name of registrant as specified in its charter)

Florida	000-14273	84-0868815
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 200, 6371 Business Boulevard, Sarasota, Florida 34240
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 941-907-8372

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In the complaint described in Item 8.01, below, it is alleged that one of our directors, Craig White, who was on our board as a result of our acquisition of Triple C Transport, Inc., resigned from our board on April 8, 2011.  Our management does not have knowledge of receiving Mr. White’s resignation.  We are relying on the allegation of resignation in the complaint, over which Mr. White exercised direct or indirect control, and the principal of judicial estoppel as a basis for concluding that Mr. White is not a member of our board of directors for all purposes subsequent to April 8, 2011.

Richard Confessore resigned as our chief financial officer on April 12, 2011.  Mr. Confessore has indicated that he will remain available to assist us with accounting matters on a part time basis.

Section 8 - Other Events

Item 8.01 Other Events.

On April 14, 2011, we received a copy of a complaint filed by Craig Carrier Corp, LLC and White Farms Trucking, Inc., two of Triple C Transport, Inc.’s equipment lessors, in an adversary proceeding in the lessors’ bankruptcy case.  Triple C Transport is one of our subsidiaries.  The suit is brought against our subsidiary and us, based upon equipment leases, our guaranty of those leases and other matters.  The complaint alleges Triple C and we have conspired to and have deprived the bankrupt estates of the leased assets, interfered with the debtors’ attempts to gather their assets, interfered with the debtors’ finance companies and their rights and interfered with, obstructed and hindered the debtors’ business operations, among other things, including unlawful possession of the debtors’ business records, furniture and equipment.  The complaint seeks $813,417 in accrued and unpaid rents, $8,435,780.74 in rents to the term of the lease agreements which the debtors allege they have terminated and for breach of contract, a turnover of business records, furniture and equipment and recovery of unspecified amounts based on unjust enrichment and tortuous interference, attorneys’ fees, costs and interest.  The case number is 10-43798 in the United States Bankruptcy Court for Nebraska.  Notwithstanding the fact that Triple C may owe unpaid rents to the plaintiffs, in amounts to be determined, we believe that we have and we intend to assert defenses against the other claims alleged by the plaintiffs and intend to vigorously defend against them.  Furthermore, the claims related to gathering of assets are the subject of separate orders by the bankruptcy court, with which Triple C has complied or is in the process of complying.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED FREIGHT CORPORATION

/s/ Paul A. Henley
Paul A. Henley
Chief Executive Officer

April 27, 2011